Exhibit 10.6

AMENDMENT NO. 1

TO

SHARE SALE AND PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SHARE SALE AND PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of this 21 day of February, 2023, by and between Unique Logistics Holdings Limited, a Hong Kong corporation (“ULHL”) and Unique Logistics International, Inc., a Nevada corporation (the “Buyer”). Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed thereto in the Purchase Agreement.

WHEREAS, ULHL and the Buyer have entered into that certain Share Sale and Purchase Agreement, dated September 13, 2022 (the “Purchase Agreement”), pursuant to which the Buyer has agreed to purchase from ULHL, and ULHL has agreed to sell to the Buyer, certain interests owned by ULHL (the “Sale Shares”) comprised of and representing 49.99% of total issued shares of TGF Unique Limited, a company incorporated in England and Wales with company number 03920217, and having its registered address at 672 Spur Road, North Feltham Trading Estate, Feltham, England, TW14 OSL (“Unique-UK”) (the foregoing purchase and sale transaction being referred to hereinafter as the “Transaction”), pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Transaction, ULHL and the Buyer desire to amend the Purchase Agreement to provide for the Sale Price to be paid by the Buyer either in the form of a promissory note or cash, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I: AMENDMENT OF PURCHASE AGREEMENT

Section 1.1 Amendments. Subject to the terms and conditions contained herein, ULHL and Buyer hereby amend the Purchase Agreement as follows:

1.1.1 Section 2.2 of the Purchase Agreement shall be modified by deletion of the only sentence presently contained therein and replacement thereof with the following sentence, it being understood that following the date hereof, any reference in the Purchase Agreement to the method of payment shall refer to the choices set forth in the paragraph below:

1.2 “The consideration payable by the Buyer for the purchase of the Sale Shares from the Vendor shall be US$2,000,000 (the “Sale Price”) and shall be payable by delivery by the Buyer of either a promissory note in favor of Vendor or cash.”

ARTICLE II: MISCELLANEOUS

Section 2.1 Miscellaneous Provisions Governing this Amendment.

2.1.1 Except as specifically set forth in this Amendment, nothing set forth herein shall be deemed to modify any provision of the Purchase Agreement or any of the other transaction agreements relating to the Buyer’s acquisition of Unique-UK or any other of its subsidiaries.

2.1.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of ULHL and the Buyer and delivered to the one another, it being understood that both parties hereto need not sign the same counterparts. Each counterpart shall be enforceable against the parties hereto and shall, together, constitute one and the same instrument. Facsimile and “.pdf” copies of executed signature pages shall be deemed binding originals and no party hereto shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

2.1.3 This Amendment and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. All actions arising out of or relating to this Amendment shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Amendment brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Amendment or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action relating to this Amendment or the transactions contemplated by this Amendment, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in the Purchase Agreement. Nothing in this section shall affect the right of any party to serve legal process in any other manner permitted by Law.

2.1.4 EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR UNDER THE PURCHASE AGREEMENT.

2.1.5 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto.

2.1.6 All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Amendment shall be in writing and shall be deemed given to a party hereto when provided and delivered in accordance with the terms of the Purchase Agreement.

2.1.7 Each party hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other parties may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the modifications and amendments provided for herein.

[Signature Pages Follow this Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

THE BUYER:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:	Sunandan Ray
Title:	Chief Executive Officer

ULHL:
UNIQUE LOGISTICS HOLDINGS LIMITED

By:
Name:	Richard Lee Chi Tak
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Unique-UK Share Purchase Agreement]

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